UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Kansas City Southern ("KCS","the Company"), is filing under Item 8.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the Joint KCS and Grupo TMM, S.A. ("TMM") press release dated January 6, 2005, announcing that TFM, S.A. de C.V. ("TFM") was served yesterday with the favorable decision of the Federal Appellate Court, dated November 24, 2004.

TMM and KCS also announced that TMM, Grupo Transportacion Ferroviaria Mexican, S.A. de C.V. ("Grupo TFM"), and TFM have been served with a commercial lawsuit brought before a Mexican Federal Court by the Mexican Federal Government. KCS is also named as a defendant, but it has not yet been served. See the Press Release attached hereto as Exhibit 99.1 for further information.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.: (99)
Document: Additional Exhibits

99.1 Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated January 6, 2005 entitled "Grupo TMM and KCS Announce TFM Notification of Favorable VAT Decision and New Lawsuit Brought by the Mexican Federal Government."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

January 6, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated January 6, 2005 entitled "Grupo TMM and KCS Announce TFM Notification of Favorable VAT Decision and New Lawsuit Brought by the Mexican Federal Government."